SETTLEMENT AND RELEASE AGREEMENT

This Settlement Agreement (the “Agreement”) is being entered into this 13th  day of February 2018 between Clean Energy Technologies, Inc, a Nevada corporation, (the “Company”), Red Dot Investment, Inc., a California corporation (“Reddot”), Megawell USA Technology Investment Fund 1, a Wyoming limited liability company (“Megawell USA”) and Confections Ventures Limited, a British Virgin Island company (“Confections Ventures”). The Company, Reddot, Megawell USA and Confections Ventures each a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS, the Company and Peak One Opportunity Fund, L.P, a Delaware limited partnership (“Peak One”) entered into a Securities Purchase Agreement dated March 11, 2016 (the “Peak SPA”);

WHEREAS, on or about March 15, 2016, the Company issued to Peak One a Convertible note in the principal amount of $75,000 (the “Peak One Convertible Note”) under the Peak SPA;

WHEREAS, effective October 31, 2016 the Company issued a redemption notice to redeem the Peak One Convertible Note (the “Peak One Redeemed Convertible Note”) and concurrently assigned the right to acquire the Peak One Convertible Note to Reddot;

WHEREAS, the Company and Red Dot concurrently entered into an Escrow Funding Agreement (the “Reddot Escrow Agreement”) pursuant to which Reddot funded the redemption of the Peak One Convertible Note and agreed that Reddot would be subrogated to the rights of Peak One under the Peak One Convertible Note, as amended by the Reddot Escrow Agreement;

WHEREAS, the Company and Megawell USA subsequently entered into a Credit Agreement and Promissory Note, dated as of December 31, 2016 (the “Megawell Credit Agreement,” together with the Reddot Escrow Agreement, the “Credit Documents”);

WHEREAS, pursuant to the Credit Documents funds were advanced to or for the benefit of the Company, including to redeem three convertible promissory notes of the Company to Actus Fund, LLC, JSJ Investments, and partially redeem a convertible note to EMA Financial, LLC (collectively with the Peak One Convertible Note, the “Redeemed Convertible Notes”);

WHEREAS, the Parties believe that the transactions contemplated by the Credit Agreements do not represent the intent of the parties thereto and are either void or voidable, and the parties thereto wish to cancel such transactions;

WHEREAS, the Company acknowledges receipt of the advances, and Megawell USA and Confections Ventures agree and acknowledge payment of the advances by Confections Ventures to pay for the redemption of the Redeemed Convertible Notes and payment of various fees and expenses of the Company;

WHEREAS, the Parties agree and acknowledge that the current outstanding amount of the advances, plus accrued interest, fees and charges thereon equals $939,500 (the “Settlement Amount”); and

WHEREAS, the Parties seek mutually to cancel, terminate, and void the Credit Documents and, in their stead, that the Company will issue to Confections Ventures a convertible promissory note in the principal amount of the Settlement Amount and release each other party from all other obligations and claims arising under the Credit Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Representations and Warranties.

(a)

The Company, Reddot, Megawell USA and Confection Ventures represent and warrant, severally but not jointly, that the statements set forth in the Preamble above are true and correct in all material respects.

(b)

The Company, Confection Ventures, Megawell USA and Reddot represent and warrant that they, severally but not jointly, have made reasonably commercial efforts to determine the signatory authorized to act on behalf of Megawell USA.

(d)

The Company represents and warrants that it has been presented with sufficient documentation by Confections Ventures and Megawell USA to demonstrate that the Company received the advances from Confections Ventures of $939,500 in consideration of its entering into the Convertible Note Purchase Agreement (defined below) and issuing the Convertible Promissory Note (as defined below) to Confections Ventures.

(e)

Reddot represents and warrants that has been paid by the Company all funds due to it as of the date hereof by the Company.

(f)

As of the date hereof, each of the Parties hereby represents and warrants to the other Parties, severally and not jointly, as follows:

i.

Each such Party has all requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations contemplated hereby. This Agreement has been validly executed and delivered by such Party and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties hereto, constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies).

ii.

The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, (i) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Party or by which it is bound or affected, (ii) (A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of such Party under, any agreement, contract, indenture, note or instrument to which such Party is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Party of any of such Party’s obligations under this Agreement, or (iii) require any filing by such Party with, or any permit, authorization, consent or approval of, any governmental or regulatory authority, except where the failure to make such filing or obtain such permit, authorization, consent or approval would not prevent or materially delay the performance by such Party of any of such Party’s obligations under this Agreement.

iii.

As of the date hereof, neither such Party, nor any of its respective properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award that would prevent or delay the consummation of the transactions contemplated hereby.

2. The Escrow Funding Agreement.

The Company and Reddot hereby void and cancel the Escrow Funding Agreement.  If any person or entity claims that that the Escrow Funding Agreement is enforceable against Reddot or the Company, Reddot and the Company agree that the Escrow Funding Agreement is terminated in its entirety without any further liability or obligation of Reddot or the Company to each other thereunder.

3. The Credit Agreement and Promissory Note.

The Company and Megawell hereby void and cancel Credit Agreement and Promissory Note.  If any person or entity claims that that the Credit Agreement and Promissory Note is enforceable against Megawell USA or the Company, Megawell USA and the Company agree that the Credit Agreement and Promissory Note is terminated in its entirety without any further liability or obligation of Megawell USA or the Company to each other thereunder.

4. Issuance of a New Note to Confections Ventures Limited.

As a condition to Confections Ventures execution of this Agreement, the Company and Confections Ventures shall enter into a Convertible Note Purchase Agreement whereby the Company will issue to Confection Ventures a two (2) year convertible promissory note in the principal amount of $939,500 carrying an interest rate of 10% per annum that is convertible into the common stock of the Company, par value $.001 per share (the “Common Stock”) at a conversion price of $.003 per share substantially in the form attached hereto.

5. Releases.

(a) Release by Reddot. Reddot releases and forever discharges the Company, Megawell USA and Confection Ventures and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “Reddot Released Persons”), from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, costs, expenses, liabilities, covenants, contracts, agreements, promises, damages, judgments, executions and demands whatsoever (each a “Claim”), in law or equity, that the Reddot ever had, now has or hereafter may have against the Reddot Released Persons arising from or relating to the Credit Agreements, from the beginning of time through the date hereof, other than any Claims of Reddot arising under this Agreement.

(b) Release by Company. The Company releases and forever discharges Reddot, Megwell USA and Confection Ventures and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “Company Released Persons”), from any and all Claims, in law or equity, that the Company ever had, now has or hereafter may have against the Company Released Persons arising from or relating to the Credit Agreements, from the beginning of time through the date hereof, other than any Claims of the Company arising under this Agreement.

(c) Release by Confection Ventures. Confection Ventures releases and forever discharges Reddot, Megawell USA and the Company and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “Confection Released Persons”), from any and all Claims, in law or equity, that Confection Ventures ever had, now has or hereafter may have against the Confection Released Persons arising from or relating to the Credit Agreements, from the beginning of time through the date hereof, other than any Claims of Confection Ventures arising under this Agreement.

(d) Release by Megawell USA. Megawell USA releases and forever discharges Reddot, Confections Ventures and the Company and each of their respective past and present directors, officers, employees, affiliates, representatives, successors and assigns (such group, collectively, the “Megawell Released Persons”), from any and all Claims, in law or equity, that Megawell USA ever had, now has or hereafter may have against the Megawell Released Persons arising from or relating to the Credit Agreements, from the beginning of time through the date hereof, other than any Claims of Confection Ventures arising under this Agreement.

(d) Waiver of California Civil Code Section 1542.  The Parties specifically waive application of California Civil Code Section 1542 and certify that they have read the following provision of California Civil Code Section 1542 which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”

6. No Third Party Beneficiaries.

This Agreement is solely for the benefit of the Parties, the respective released persons in Section 5 and their successor and assigns and is not intended for the benefit of any other individual or business entity.

7.  Delay No Waiver; No Oral Changes.

No delay on the part of any party in exercising any right or remedy under this Agreement or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by party against whom such waiver or amendment is to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Assignment.

No Party may assign or transfer its rights or delegate its duties under this Agreement without the prior written consent of the other Parties.

9.  Representation by Counsel.

The Parties represent that they have been advised to consult with an attorney and has carefully read and understand the scope and effect of the provisions of this Agreement.  In the event that any Party elects to not consult with an attorney, he irrevocably waives any claim to inadequate representation by counsel.

10. Governing Law; Consent to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.  Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or Supreme Court of the State of New York in the County of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of New York or the Constitution of the United States or otherwise, and (iii) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it or him if made either (x) in the manner provided herein for delivery of notices hereunder or (y) any other manner permitted by law.

11. Waiver of Trial by Jury.

ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE RELATING TO THIS AGREEMENT.

14. Severability.

In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision

15.

 Entire Agreement.

This Agreement represents the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes and replaces any and all prior agreements and understandings, whether written or oral, concerning the subject matter of this Agreement.

16.

Notices.

Any notice required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, nationally or internationally recognized mail service or sent by electronic mail or otherwise delivered by hand or by messenger addressed to the address of the Party set forth below its signature on the signature page below. Notice shall be deemed given upon proof of receipt if by mail or on the time and date sent if by email.

16.

Headings.

Headings in this Agreement are for convenience only and will not affect the construction of this Agreement. Section headings in this Indenture and the Table of Contents are for convenience only and will not affect the construction of this Agreement.

17.

Counterparts.

This Agreement may be executed and delivered in counterparts and by facsimile and as so executed and delivered shall be fully effective and binding once executed by all Parties listed as signatories hereto.

[Signature Page Follows]

IN WHITNESS WHEREOF, the Parties have each cause this Agreement to be signed by their duly appointed authorized signatories as of the date set forth above.

CONFECTIONS VENTURES LIMITED

By: _____________________

Name: Calvin Sean Pang

Title: Director

Address for Notice

Confections Ventures Limited
C/O Vistra Corporate Services Centre
Wickhams Cay II,
Road Town, Tortola
British Virgin Islands
email: Calvin@megawell-capital.com

RED DOT INVESTMENT, INC. By: _____________________ Name: Ted Hsu Title: Chief Executive Officer Address for Notice: 6600 Sunset Blvd. Ste 201 Los Angeles CA 90028 Email: Ted@reddotii.com

CLEAN ENERGY TECNOLOGIES, INC.

By: _____________________

Name:

Title: Chief Executive Officer

Address for Notice:

Clean Energy Technologies, Inc.
Att: Kambiz Mahdi

2990 Redhill Avenue
Costa Mesa, CA 92626

Email: KMahdi@cetyinc.com

MEGAWELL USA TECHNOLOGY AND INVESTMENT FUND 1

By:  RED DOT INVESTMENT, INC.

By: _____________________

Name: Ted Hsu

Title: Chief Executive Officer

Address for Notice:

6600 Sunset Blvd. Ste 201
Los Angeles CA 90028

Email: Ted@reddotii.com